Exhibit 5.2

Texas New York Washington, DC Connecticut Seattle Dubai London	Bracewell & Giuliani LLP 711 Louisiana Street Suite 2300 Houston, Texas 77002-2770

December 21, 2012

Key Energy Services, Inc.

1301 McKinney Street, Suite 1800

Houston, Texas 77010

Re: Exchange of Private 6.750% notes for Registered 6.750% notes

Ladies and Gentlemen:

We have acted as special counsel to Key Energy Services, Inc., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company and the additional registrants named therein on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to an offer to exchange (the “Exchange Offer”) an aggregate principal amount of up to $200,000,000 of the Company’s 6.750% Senior Notes due 2021 (the “Exchange Notes”), which will have been registered under the Securities Act, for an equal principal amount of the Company’s outstanding 6.750% Senior Notes due 2021 (the “Private Notes”).

The Private Notes were, and the Exchange Notes will be, issued under an Indenture, dated as of March 4, 2011 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of March 4, 2011 (the “Supplemental Indenture”), among the Company, the subsidiary guarantors named therein (the “Guarantors”) and the Trustee, as amended by the Amended First Supplemental Indenture, dated as of March 8, 2012 (the “Amended Supplemental Indenture” and, together with the Supplemental Indenture and the Base Indenture, the “Indenture”), among the Company, the Guarantors and the Trustee. The Exchange Notes will be unconditionally and irrevocably guaranteed (the “Guarantees”) as to payment of principal, premium, if any, and interest by each of the Guarantors pursuant to the Indenture.

In connection with the opinion set forth below, we have examined (i) the Registration Statement; (ii) the Indenture; and (iii) a specimen of the Exchange Notes. We also have made such investigations of law and examined originals or copies of such other documents and records as we have deemed necessary and relevant as a basis for the opinion hereinafter expressed. We have relied as to certain matters on information obtained from public officials, officers of the

Key Energy Services, Inc.

December 21, 2012

Company and other sources believed by us to be responsible. In the course of the foregoing investigations and examinations, we assumed (i) the genuineness of all signatures on, and the authenticity of, all documents and records submitted to us as originals and the conformity to original documents and records of all documents and records submitted to us as copies; and (ii) the truthfulness of all statements of fact set forth in the documents and records examined by us. We have also assumed that (i) the Indenture has been duly authorized, executed and delivered by the Trustee; (ii) the Exchange Notes will conform to the specimen thereof examined by us; and (iii) the Trustee’s certificates of authentication of the Exchange Notes will be manually signed by one of the Trustee’s authorized officers.

Based on the foregoing and subject to the qualifications, limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we advise you that, in our opinion, when (i) the Registration Statement becomes effective under the Securities Act; (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (iii) the Private Notes have been validly tendered and not withdrawn and have been received and accepted by the Company in accordance with the terms of the Exchange Offer as set forth in the Registration Statement; and (iv) the Exchange Notes have been duly executed, authenticated, issued and delivered upon consummation of the Exchange Offer in accordance with the terms of the Indenture and the Exchange Offer as set forth in the Registration Statement, the Exchange Notes issued in exchange for Private Notes in accordance with the terms of the Exchange Offer as set forth in the Registration Statement will constitute valid and binding obligations of the Company and the Guarantees thereof will constitute valid and binding obligations of the Guarantors.

The foregoing opinion is based on and is limited to the relevant contract law of the State of New York and the relevant federal law of the United States of America, and we express no opinion with respect to the law of any other jurisdiction. With respect to all matters of Maryland law, we have relied upon the opinion, dated December 21, 2012, of Wilmer Cutler Pickering Hale and Dorr LLP filed as Exhibit 5.1 to the Registration Statement, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

In addition to the limitations and qualifications set forth above, the enforceability of the obligations of the Company under the Exchange Notes and the Indenture and of the Guarantors under the Guarantees and the Indenture are subject to the effect of any applicable bankruptcy (including, without limitation, fraudulent conveyance and preference), insolvency, reorganization, rehabilitation, moratorium or similar laws and decisions relating to or affecting the enforcement of creditors’ rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief. Such principles are of general application, and in applying such principles a court, among other things, might decline to order the Company and the Guarantors to perform covenants. We express no opinion as to the validity, binding effect or enforceability of any provision of the Indenture, the Exchange Notes or the Guarantees that requires or relates to the payment of additional interest at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture. Further, we express no opinion with respect to the enforceability of provisions in the Exchange Notes or the Indenture with respect to waiver, delay, extension or omission of notice of enforcement of rights or remedies or waivers of

Key Energy Services, Inc.

December 21, 2012

defenses or waivers of benefits of stay, extension, moratorium, redemption, statutes of limitations or other nonwaivable benefits provided by operation of law. In addition, the enforceability of any exculpation, indemnification or contribution provisions contained in the Indenture may be limited by applicable law or public policy.

In connection with the foregoing opinion, we have also assumed that at the time of the issuance and delivery of the Exchange Notes there will not have occurred any change in law affecting the validity, binding character or enforceability of the Exchange Notes or the Guarantees and that the issuance and delivery of the Exchange Notes and the Guarantees, all of the terms of the Exchange Notes and the Guarantees and the performance by the Company and the Guarantors of their respective obligations thereunder will comply with applicable law and with each requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any Guarantor and will not result in a default under or a breach of any agreement or instrument then binding upon the Company or any Guarantor.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the Exchange Notes” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations promulgated by the Commission thereunder.

Very truly yours,

/s/ Bracewell & Giuliani LLP

Bracewell & Giuliani LLP